Exhibit L

September 28, 2026

Chicago Atlantic BDC, Inc.
600 Madison Avenue, Suite 1800
New York, New York 10022

Re:
Chicago Atlantic BDC, Inc. - Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special Maryland counsel to Chicago Atlantic BDC, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a Business Development Company (the “Company”), in connection with the registration statement on Form N-2 to be filed by the Company with the Securities and Exchange Commission (the “SEC”) and amended on or about the date hereof (collectively, the “Registration Statement”). The Registration Statement relates to the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), and the 1940 Act, of the issuance of an indeterminate number of securities of the Company having a maximum aggregate offering price not to exceed $500,000,000, consisting of (i) shares (the “Common Shares”) of the Company’s common stock, $0.01 par value (“Common Stock”), (ii) shares (the “Preferred Shares”) of the Company’s preferred stock, $0.01 par value (“Preferred Stock”), (iii) rights to purchase Common Stock (the “Rights”), (iv) warrants to purchase Common Stock, Preferred Stock or debt securities of the Company (the “Warrants”), (v) unsecured debt securities of the Company (“Debt Securities”), and (vi) units of securities of the Company composed of any combination of Common Shares, Preferred Shares, Rights, Warrants, Debt Securities (the “Company Units” and, together with the Common Shares, Preferred Shares, Rights, Warrants, and Debt Securities, the “Securities”), all of which Securities may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”), and as to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”). Capitalized terms used but not defined herein shall have the meanings given such terms in the Registration Statement.

The Prospectus, along with one or more Prospectus Supplements, will be furnished to potential purchasers of the Securities to be offered for sale by the Company. We understand that our opinion is required to be filed as an exhibit to the Registration Statement.

Chicago Atlantic BDC, Inc.
September 28, 2026

In our capacity as special Maryland counsel to the Company and for purposes of this opinion, we have reviewed the originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

A.
the charter of the Company, certified on the date hereof as being a true, correct, and complete copy thereof by the Secretary of the Company (the “Charter Documents”);

B.
the bylaws of the Company, as amended and restated to date, certified on the date hereof as being a true, correct, and complete copy thereof by the Secretary of the Company (the “Bylaws”);

C.
the Registration Statement and Prospectus in the form transmitted to the SEC on August 24, 2026;

D.
resolutions of the Board of Directors of the Company regarding certain matters addressed in this opinion, certified on the date hereof as being a true, correct, and complete copy thereof by the Secretary of the Company (the “Resolutions”);

E.
a certificate of the Maryland State Department of Assessments and Taxation (“SDAT”) dated September 21, 2026 to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland (the “Good Standing Certificate”);

F.
a certificate executed by the Secretary of the Company, dated as of the date hereof, regarding certain matters related to the Charter, the Bylaws and the Resolutions and certain other factual matters (the “Certificate”); and

G.
such other documents, corporate records, and instruments as we have deemed necessary or appropriate, in our professional judgment, in connection with providing this opinion letter, subject to the limitations, assumptions, and qualifications contained herein.

In rendering the opinions set forth below, we have assumed, without independent investigation or inquiry:

A.
the genuineness of all signatures and the legal capacity of all individuals who have executed any of the documents we have reviewed;

B.
the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as certified, photostatic, or facsimile copies or portable document file (“pdf”) or other electronic image format copies (and the authenticity of the originals of such copies), and that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered;

Chicago Atlantic BDC, Inc.
September 28, 2026

C.
that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and that there has been no waiver of any provision of any of the documents we have reviewed, in connection with this opinion, by action or omission of the parties or otherwise;

D.
that all documents submitted to us and public records we have reviewed or relied upon are accurate and complete;

E.
that the Charter Documents, the Bylaws, and the Resolutions have not been amended or rescinded, and will be in full force and effect at all times at which any Securities, including any Securities into which a Security may be converted into, are offered, sold or issued by the Company;

F.
that the persons identified as officers of the Company are actually serving as such and that any certificates representing the Securities will be properly executed by one or more such persons;

G.
that at the time of the issuance of any Common Shares or Preferred Shares, the Company or its transfer agent will record in the Company’s stock ledger the name(s) of the persons to whom such shares are issued;

H.
that certificates representing the Shares will not be delivered;

I.
that as to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, that the persons acting on behalf of the governmental authority have the power and authority to do so, and that all actions taken by such persons on behalf of such governmental authority are valid, legal, and sufficient;

J.
that all representations, warranties, certifications, and statements with respect to matters of fact and other factual information (i) made by public officers, (ii) made by officers or representatives of the Company, including certifications made in the Certificate, and (iii) made or contained in any documents we have reviewed, are accurate, true, correct, and complete in all material respects;

K.
that the issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter Documents, and the Bylaws and, with respect to Preferred Shares, articles supplementary setting forth the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will comply with the Maryland General Corporation Law and be filed with and accepted for record by SDAT prior to their issuance (such approval and, if applicable, acceptance for record, are referred to herein as the “Corporate Proceedings”);

Chicago Atlantic BDC, Inc.
September 28, 2026

L.
that upon the issuance of any Common Shares, including any Common Shares that may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter Documents;

M.
that upon the issuance of any Preferred Shares, including any Preferred Shares that may be issued upon conversion or exercise of any Securities that are convertible into or exercisable for Preferred Shares, the total number of shares of Preferred Stock issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter Documents, will not exceed, respectively, the total number of shares, and the number of shares of such class or series, of Preferred Stock that the Company is then authorized to issue under the Charter Documents;

N.
that no Securities will be issued until the Registration Statement has become effective and the Registration Statement will remain effective at the time any Securities are issued, and that a Prospectus Supplement will have been prepared and filed with the SEC describing the Securities offered thereby;

O.
that the Company will be duly organized, validly existing, and in good standing under Maryland law at the time any Securities are issued;

P.
that the aggregate purchase price paid for any Securities, when aggregated with the purchase price paid for other Securities theretofore issued, will not exceed $500,000,000; and

Q.
at the time of the issue of the Securities, such securities will not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument then-binding upon the Company, including the Charter Documents and Bylaws, and such Securities will comply with all requirements and restrictions, if any, applicable to the Company, imposed by any court or governmental or regulatory body having jurisdiction over the Company.

As to any facts material to our opinion set forth below, without undertaking to verify the same by independent investigation, we have relied exclusively upon the documents we have reviewed, the statements and information set forth in such documents, the Certificate, and the additional matters recited or assumed in this letter, all of which we assume to be true, complete, and accurate in all respects.

Based upon the foregoing and subject to the limitations, qualifications, and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

Chicago Atlantic BDC, Inc.
September 28, 2026

1.
The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland and, based solely on the Good Standing Certificate, is in good standing with SDAT as of the date of the Good Standing Certificate.

2.
Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, any applicable Prospectus Supplement, and the Corporate Proceedings, the Common Shares will be validly issued, fully paid, and nonassessable.

3.
Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, any applicable Prospectus Supplement, and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid, and nonassessable.

4.
Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized by the Company.

5.
Upon completion of all Corporate Proceedings relating to the Rights, the issuance of the Rights will be duly authorized by the Company.

6.
Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized by the Company.

7.
Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized by the Company.

8.
Upon the completion of all Corporate Proceedings relating to the Securities that are Company Units, the issuance of the Company Units will be duly authorized by the Company.

The foregoing opinions are based on and are limited to the Maryland General Corporation Law (including the reported judicial decisions interpreting those laws currently in effect), and we express no opinion herein with respect to the effect or applicability of any other laws or the laws of any other jurisdiction, including with respect to compliance with the 1940 Act or other federal securities laws. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) as currently in effect, and we assume no obligation to supplement the opinions expressed herein if any applicable laws change after the date hereof, or if we become aware of any facts that might change the opinions expressed herein after the date hereof. The opinions expressed in this letter are limited to the matters set forth herein, and no other opinions should be inferred or implied beyond the matters expressly stated.

Chicago Atlantic BDC, Inc.
September 28, 2026

Notwithstanding anything to the contrary contained herein, we express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. By giving such consent, we do not admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the regulations promulgated thereunder.

Very truly yours,

BAKER, DONELSON,
BEARMAN, CALDWELL
& BERKOWITZ, a professional
corporation

By: /s/ Kenneth B. Abel, Esq.
Name: Kenneth B. Abel, Esq.
Title: Authorized Representative